UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 — Changes in Registrant’s Certifying Accountant

On May 2, 2012, Cicero Inc. (the “Company”) dismissed its principal independent accountant, Marcum LLP (“Marcum”).  The dismissal was approved by the Audit Committee of the Company’s Board of Directors.

Marcum was the Company’s principal independent accountant and reported on the Company’s financial statements for the fiscal years ended December 31, 2010 and 2011. During the Company’s two most recent fiscal years, and subsequently up to the date of dismissal, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the Company’s two most recent fiscal years nor subsequently up to the date of dismissal, except as set forth in the following sentence.  In connection with the audit of the Company’s December 31, 2011 financial statements, Marcum advised the Company of a material weakness in its internal control over financial reporting, in that the Company did not independently account for a significant, complex, and non-routine transaction as of December 31, 2011.  However, the transaction has been properly disclosed in the consolidated financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Marcum’s audit report on financial statements for the fiscal year ended December 31, 2011 of the Company contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Marcum’s audit report on financial statements for the fiscal year ended December 31, 2010 of the Company contained no adverse opinion or disclaimer of opinion, however it was qualified as to uncertainty as a going concern.

The Company provided Marcum with a copy of this disclosure before its filing with the Securities and Exchange Commission (the “SEC”), providing Marcum with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the disclosures made in the filing.

On May 2, 2012, the Company engaged Cherry, Bekaert & Holland, L.L.P (“CBH”) as its principal independent accountant.  The decision to engage CBH as the Company’s principal independent accountant was approved by the Audit Committee of the Company’s Board of Directors.  During the two most recent fiscal years ended December 31, 2010 and 2011 and through May 2, 2012, except as set forth in the following paragraph below, neither the Company nor anyone acting on its behalf consulted with CBH the regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that CBH concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In March 2012, the Company engaged CBH as an independent resource to assist management in evaluating the application of ASC 985-605 Software Revenue Recognition for a specific revenue transaction that occurred in December 2011.  The Company, in that transaction, entered into a multiple element arrangement.  CBH read the contract and assisted management in determining and assessing the applicable provisions of ASC 985-605.  As part of that assistance, CBH inquired of management with respect to the nature and type of evidential matter that was available to the Company in order for management to make an appropriate assessment of the timing of the revenue recognition.  As part of those discussions, CBH did not, at any time, indicate or provide their professional opinion with respect to the appropriate revenue recognition for the transaction.  But rather, they maintained that such determination was the decision of management and would be subject to the professional judgment of their auditors with respect to the sufficiency of the evidential matter provided to the auditor to support such determination.

Marcum concluded that the deferral of revenue was proper based upon the prescribed guidance in ASC 985-605.

Item 9.01 — Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cicero Inc.
Date: May 8, 2012	By:	/s/ John Broderick
John Broderick
Chief Executive Officer

3